CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated April 19, 2017, relating to the financial statements and financial highlights, which appear in T. Rowe Price California Tax-Free Bond Fund (formerly known as California Tax-Free Bond Fund, formerly a series of T. Rowe Price California Tax-Free Income Trust), T. Rowe Price California Tax-Free Money Fund (formerly known as California Tax-Free Money Fund, formerly a series of T. Rowe Price California Tax-Free Income Trust), T. Rowe Price Georgia Tax-Free Bond Fund (formerly known as Georgia Tax-Free Bond Fund), T. Rowe Price Maryland Short-Term Tax-Free Bond Fund (formerly known as Maryland Short-Term Tax-Free Bond Fund), T. Rowe Price Maryland Tax-Free Bond Fund (formerly known as Maryland Tax-Free Bond Fund), T. Rowe Price Maryland Tax-Free Money Fund (formerly known as Maryland Tax-Free Money Fund), T. Rowe Price New Jersey Tax-Free Bond Fund (formerly known as New Jersey Tax-Free Bond Fund), T. Rowe Price New York Tax-Free Bond Fund (formerly known as New York Tax-Free Bond Fund), T. Rowe Price New York Tax-Free Money Fund (formerly known as New York Tax-Free Money Fund), and T. Rowe Price Virginia Tax-Free Bond Fund’s (formerly known as Virginia Tax-Free Bond Fund)(comprising T. Rowe Price State Tax-Free Funds, Inc.), Annual Reports on Form N-CSR for the year ended February 28, 2017. We also consent to the use in this Registration Statement of our report dated July 24, 2017, relating to the financial statements of T. Rowe Price Multi-Strategy Total Return Fund, Inc. and of our report dated August 17, 2017, relating to the financial statements of T. Rowe Price Capital Appreciation & Income Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
October 23, 2017